UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2014

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-187556	24-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street

3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In connection with a private offering of $210 million aggregate principal amount of 10.5% senior notes due 2020, Summit Materials, LLC (the “Company”) is disclosing certain information to prospective investors in a preliminary offering memorandum dated January 6, 2014 (the “Preliminary Offering Memorandum”). Pursuant to Regulation FD, the Company is furnishing as Exhibit 99.1 the section captioned “Offering Memorandum Summary—Recent Developments” excerpted from the Preliminary Offering Memorandum.

The Company is furnishing the information in Exhibit 99.1 to comply with Regulation FD. In accordance with General Instruction B.2. to Form 8-K, the foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Information contained under the section captioned “Offering Memorandum Summary—Recent Developments” from preliminary offering memorandum dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2014	SUMMIT MATERIALS, LLC

	By:	/s/ Anne L. Benedict
	Name:	Anne L. Benedict
	Title:	Chief Legal Officer